   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1997.


                                                      REGISTRATION NO. 333-41431
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       PHILIPS INTERNATIONAL REALTY CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           MARYLAND                                                       13-3963667
               (STATE OR OTHER JURISDICTION OF                                         (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                       IDENTIFICATION NO.)

                            ------------------------

                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                 (212) 545-1100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                            ------------------------

                              MR. PHILIP PILEVSKY
                             CHAIRMAN OF THE BOARD
                          AND CHIEF EXECUTIVE OFFICER
                       PHILIPS INTERNATIONAL REALTY CORP.
                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,

                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                with a copy to:
                          JONATHAN A. BERNSTEIN, ESQ.
                              BLAKE HORNICK, ESQ.
                        PRYOR, CASHMAN, SHERMAN & FLYNN
                                410 PARK AVENUE
                            NEW YORK, NEW YORK 10022

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: Upon consummation of the transactions described in the enclosed Proxy Statement/Prospectus.

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED
                                                        MAXIMUM OFFERING         PROPOSED
         TITLE OF EACH CLASS            AMOUNT TO BE        PRICE PER       MAXIMUM AGGREGATE         AMOUNT OF
   OF SECURITIES TO BE REGISTERED       REGISTERED(1)       SHARE(2)        OFFERING PRICE(2)      REGISTRATION FEE
Common Stock, par value $.01 per
share................................      32,000            $50.00             $1,600,000             $484.85

(1) Based upon the maximum number of shares expected to be issued in connection with the transaction described herein.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f)(2). The registration fee has been calculated on the basis of the pro forma net asset value as of August 8, 1997 of the aggregate number of shares of common stock of Philips International Realty Corp., $.01 par value per share, to be received by National Properties Investment Trust and its shareholders upon consummation of the Formation Transactions (as defined herein). The proposed maximum offering price per share is based upon the proposed maximum aggregate offering price divided by the amount to be registered.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON DECEMBER 11, 1997.


                                          PHILIPS INTERNATIONAL REALTY CORP.

                                          By:        /s/ PHILIP PILEVSKY
      ----------------------------------
                                                       Philip Pilevsky
                                                 Chairman of the Board and
                                                  Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Philip Pilevsky or Sheila Levine or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement or a Registration Statement prepared in accordance with Rule 462 of the Securities Act, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 11, 1997.


                                                                          TITLE
                                                                          -----
           /s/ PHILIP PILEVSKY              Director, Chief Executive Officer and Chairman of the Board
------------------------------------------
             Philip Pilevsky

            /s/ LOUIS J. PETRA              Director and President
------------------------------------------
              Louis J. Petra


            /s/ SHEILA LEVINE               Director and Chief Operating Officer
------------------------------------------
              Sheila Levine

          /s/ BRIAN J. GALLAGHER            Chief Financial Officer
------------------------------------------
            Brian J. Gallagher

                                 EXHIBIT INDEX



EXHIBIT                                                                                                    SEQUENTIAL
NUMBER   DESCRIPTION                                                                                        PAGE NO.
------   -----------------------------------------------------------------------------------------------   -----------
 3.1*     --   Form of Amended and Restated Articles of Incorporation of the Company
 3.2*     --   Form of Articles Supplementary of Series A Preferred Stock
 3.3*     --   Form of Amended and Restated Bylaws of the Company
 3.4*     --   Form of Subscription Agreement between the Company and Philip Pilevsky
 3.5*     --   Form of Certificate of Common Stock
 5.1      --   Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the securities being registered
 8.1*     --   Opinion of Pryor, Cashman, Sherman & Flynn regarding tax matters
 8.2*     --   Opinion of Bingham Dana LLP regarding tax consequences of the transaction
10.1*     --   Form of Amended and Restated Agreement of Limited Partnership of the Operating
               Partnership
10.2*     --   Form of 1997 Stock Option Plan of the Company
10.3*     --   Form of Agreement of Limited Partnership for Holding Partnerships
10.4*     --   Form of Articles of Incorporation of Philips Subs
10.5*     --   Form of Bylaws of Philips Subs
10.6*     --   Contribution and Exchange Agreement, dated August 11, 1997, among National, the Board of
               Trustees, the Company, the Operating Partnership and certain contributing partnerships or limited liability companies associated with a private real estate firm controlled by
               Philip Pilevsky and certain partners and members thereof
10.7*     --   Form of Registration Rights Agreement among the Company and certain holders of limited partnership interests in the Operating Partnership
10.8*     --   Form of Management Agreement among the Company, the Operating Partnership and Philips
               International Management Corp.
10.9*     --   Form of Non-Competition Agreement among the Company, the Operating Partnership, Philip
               Pilevsky and Sheila Levine
10.10*    --   Form of Employment Agreement between the Company and Louis Petra
10.11*    --   Form of Employment Agreement between the Company and Sheila Levine
10.12*    --   Form of Trustee Warrant
23.1*     --   Consent of Ernst & Young LLP
23.2*     --   Consent of Bernardi, Alfin & Koos, L.L.C.
23.3*     --   Consent of Kostin, Ruffkess & Company, LLC
23.4*     --   Consent of A.F. Petrocelli
23.5*     --   Consent of Elise Jaffe
23.6*     --   Consent of Robert Grimes
23.7*     --   Consent of Arnold Penner
23.8*     --   Consent of Ballard Spahr Andrews & Ingersoll (contained in Exhibit 5.1)
23.9*     --   Consent of Pryor, Cashman, Sherman & Flynn (contained in Exhibit 8.1)
23.10*    --   Consent of Bingham Dana LLP (contained in Exhibit 8.2)
24*       --   Power of Attorney (see Page II-5)
27*       --   Financial Data Schedule



------------------------
* Previously filed.